News Release

Integra LifeSciences Reports Third Quarter 2021 Financial Results

Third Quarter 2021 Highlights
•Revenues of $386.9 million increased 4.5% on a reported basis and 6.7% on an organic basis compared to the prior year;
•GAAP earnings per diluted share of $0.51, compared to $0.38 in the third quarter of 2020; adjusted earnings per diluted share of $0.86, compared to $0.80 in the prior year;
•Cash flow from operations of $82.8 million increased 18.9% from the prior year;
•The Company is reaffirming its previous full-year 2021 revenue guidance of $1,540 million to $1,550 million, with an expectation to be at the low end of the range. The Company is raising its full-year 2021 adjusted earnings per share guidance range from $2.98 to $3.05 to a new range of $3.16 to $3.20.

PRINCETON, N.J., November 2, 2021 - Integra LifeSciences Holdings Corporation (NASDAQ: IART), a leading global medical technology company, today reported financial results for the third quarter ending September 30, 2021.

“Strength across most of our product portfolio, driven by commercial and operational execution and a contribution from our recently launched CereLink ICP monitor, led to third quarter results near the high end of our guidance range, despite ongoing COVID and supply challenges,” said Peter Arduini, Integra’s president and chief executive officer. “Last week we announced Jan De Witte as the next president and CEO of Integra. It has been an honor to serve the many talented Integra colleagues who are so dedicated to fulfilling our mission of improving patients' lives around the world every day. I am confident that under the leadership of Jan and the strong management team in place, Integra is well-positioned for continued growth and success in the coming years.”

Third Quarter 2021 Consolidated Performance

Total reported revenues of $386.9 million increased 4.5% on a reported basis and 6.7% on an organic basis compared to the prior year. Total reported revenues include $16.8 million from the acquisition of ACell, which was completed on January 20, 2021.
The Company reported GAAP gross margin of 62.7%, compared to 63.6% in the third quarter of 2020. Adjusted gross margin was 68.3%, compared to 68.6% in the prior year.
Adjusted EBITDA for the third quarter of 2021 was $104.3 million, or 27.0% of revenue, compared to $103.2 million, or 27.9% of revenue, in the prior year. Adjusted EBITDA benefited from higher revenue, partially offset by higher operating expenses attributable to the gradual return of spending, which was below normal levels in the prior year in response to the global pandemic.
The Company reported GAAP net income of $43.2 million, or $0.51 per diluted share, in the third quarter of 2021, compared to a GAAP net income of $32.3 million, or $0.38 per diluted share, in the prior year.
Adjusted net income for the third quarter of 2021 was $73.1 million, or $0.86 per diluted share, compared to $67.7 million, or $0.80 per diluted share, in the prior year.

Third Quarter 2021 Segment Performance
•Codman Specialty Surgical (66% of Revenues)
◦Total revenues were $256.5 million, representing reported growth of 7.2% and organic growth of 8.0% compared to the third quarter of 2020. Sales in Instruments benefited from a strong recovery in order demand, while the strength in Neurosurgery was broad-based and included sales of our recently launched CereLink® ICP Monitor System.
•Tissue Technologies (34% of Revenue)
◦Total revenues were $130.4 million, representing a decrease on a reported basis of (0.4)% and organic growth of 3.7% compared to the third quarter of 2020. Growth in Wound Reconstruction and Care was led by sales in our Integra® Dermal Matrices and SurgiMend®, and sales in Private Label benefited from continuing recovery in customer orders.
Strategic Initiatives and Key Developments
•CEO transition update
◦On October 28, 2021, the Company’s board of directors announced Jan De Witte as its next president and chief executive officer. Mr. De Witte succeeds Peter Arduini, who previously announced he will step down as chief executive officer to accept the role of president and chief executive officer of GE Healthcare. Mr. De Witte will join Integra prior to the end of the year, at which time he will also be appointed to Integra’s board of directors.

•Advancing key products
◦CereLink®, the Company's next generation intracranial pressure monitor, was launched in the third quarter in both the U.S. and Europe.
◦Aurora Surgiscope, which is a novel and proprietary minimally invasive surgical solution with integrated visualization and capabilities designed specifically for use in neurosurgery, was released in a phased, limited clinical launch in the third quarter of 2021. During the fourth quarter, the Company expects to further expand its phased launch to generate clinical evidence and gain insights for a broader commercial launch expected in the second half of 2022. We also continued to expand the MIRROR registry to collect data on the use of Aurora for early surgical intervention in the treatment of intracerebral hemorrhage (ICH).

◦NeuraGen® 3D, the Company's new peripheral nerve repair product, was on display at the recent American Society for Surgery of the Hand meeting. This innovative product is a nerve guide matrix designed to optimize the environment for nerve regeneration and may allow for more complete functional recovery. The Company partnered with leading hand surgeons to provide training and professional education to attendees in anticipation of its planned product launch in early 2022.
◦The Company submitted a PMA for SurgiMend® for a breast reconstruction indication that was the subject of an FDA Advisory Committee meeting on October 20, 2021. At this meeting we gained valuable insights to further inform our submission and we look forward to working with the FDA in the coming months as it completes its review of our PMA.

Balance Sheet, Cash Flow and Capital Allocation
The Company generated cash flow from operations of $82.8 million in the quarter. Net debt at the end of the quarter was $1.1 billion, and the consolidated total leverage ratio was 2.3x.
As of quarter end, the Company had total liquidity of approximately $1.75 billion, including approximately $470 million in cash and the remainder available under the revolving credit facility.

2021 Outlook
The Company is providing forward-looking guidance regarding adjusted earnings per diluted share, but is not providing a reconciliation to GAAP earnings per share, because certain GAAP expense items are highly variable and management is unable to predict them with reasonable certainty and without unreasonable effort. Specifically, the financial impact and timing of divestitures, acquisitions, integrations, structural optimization and efforts to comply with the EU Medical Device Regulation are uncertain, depend on various dynamic factors and are not reasonably ascertainable at this time. These expense items could have a material impact on GAAP results. Adjusted earnings per diluted share also excludes the impact of intangible asset amortization associated with prior business acquisitions, which we expect to be approximately $0.74 per diluted share for the full-year 2021.
In addition, the Company will continue to monitor the ongoing uncertainty around the scope and duration of the pandemic and its impact on financial performance. The Company does not expect the ongoing impact of the pandemic to be uniform across all markets and product lines.

Full-Year 2021 Outlook

Taking into account year-to-date revenue performance, the risk of ongoing effects of the pandemic and unfavorable changes in foreign currency rates, the Company is reaffirming its previous full-year 2021 revenue guidance of $1,540 million to $1,550 million, with an expectation to be at the low end of the range. The Company is increasing its full-year 2021 adjusted earnings per share guidance range from $2.98 to $3.05 to a new range of $3.16 to $3.20.

Fourth Quarter Outlook

Based on our expectations for the full year, we are targeting fourth quarter revenue of $403 million, representing reported growth of approximately 3.5% and organic growth of approximately 6.5%. Adjusted earnings per diluted share are expected to be in a range of $0.82 to $0.86.

In the future, the Company may record, or expects to record, gains or losses, expenses, or charges as described in the Discussion of Adjusted Financial Measures below, which will be excluded from the calculation of adjusted EBITDA, adjusted earnings per share for historical periods and in adjusted earnings per share guidance.
Conference Call and Presentation Available Online
Integra has scheduled a conference call for 8:30 a.m. ET today, Tuesday, November 2, 2021, to discuss financial results for the third quarter. The conference call will be hosted by Integra's senior management team and will be open to all listeners. Additional forward-looking information may be discussed in a question and answer session following the prepared remarks.
Integra's management team will reference a presentation during the conference call. The presentation can be found on investor.integralife.com.
Access to the live call is available by dialing (888) 394-8218 and using the passcode 7732018. The call can also be accessed via a webcast link provided on investor.integralife.com. A replay of the call will be available until November 12, 2021 by dialing (888) 203-1112 and using the passcode 7732018. The webcast will also be archived on the website.

About Integra
Integra LifeSciences is a global leader in regenerative tissue technologies and neurosurgical solutions dedicated to limiting uncertainty for clinicians, so they can focus on providing the best patient care. Integra offers a comprehensive portfolio of high quality, leadership brands that include AmnioExcel®, Bactiseal®, CerebroFlo®, CereLink® Certas® Plus, Codman®, CUSA®, Cytal®, DuraGen®, DuraSeal®, Gentrix®, ICP Express®, Integra®, MatriStem® UBM, MAYFIELD®, MediHoney®, MicroFrance®, MicroMatrix®, PriMatrix®,

SurgiMend®, TCC-EZ® and VersaTru®. For the latest news and information about Integra and its products, please visit www.integralife.com.

Forward-Looking Statements
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties and reflect the Company's judgment as of the date of this release. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements. Some of these forward-looking statements may contain words like “will,” “believe,” “may,” “could,” “would,” “might,” “possible,” “should,” “expect,” “intend,” "forecast," "guidance," “plan,” “anticipate,” "target," or “continue,” the negative of these words, other terms of similar meaning or they may use future dates.

Forward-looking statements contained in this news release include, but are not limited to, statements concerning future financial performance, including projections for revenues, expected revenue growth (both reported and organic), GAAP and adjusted net income, GAAP and adjusted earnings per diluted share, non-GAAP adjustments such as divestiture, acquisition and integration-related charges, intangible asset amortization, structural optimization charges, EU Medical Device Regulation-related charges, convertible debt non-cash interest , and income tax expense (benefit) related to non-GAAP adjustments and other items, expectations and plans with respect to strategic initiatives and product development and the executive management transition. It is important to note that the Company’s goals and expectations are not predictions of actual performance. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from predicted or expected results. Such risks and uncertainties include, but are not limited, to the following: the magnitude and duration of the COVID-19 pandemic and its effects on our employees, customers, patients, suppliers and distributors, including the economic impacts of the various recommendations, orders and protocols issued by governmental agencies in light of the evolution of the pandemic and the potential reimposition of preventative measures; the Company's ability to execute its operating plan effectively; the Company’s ability to successfully integrate acquired businesses; the Company’s ability to achieve sales growth in a timely fashion and execute on its channel reorganization in its Tissue Technologies segment; the Company's ability to manufacture and ship sufficient quantities of its products to meet its customers' demands; the ability of third-party suppliers to supply us with raw materials and finished products; global macroeconomic and political conditions; the Company's ability to manage its direct sales channels effectively; the sales performance of third-party distributors on whom the Company relies to generate revenue for certain products and geographic regions; the Company's ability to access and maintain relationships with customers of acquired entities and businesses; physicians' willingness to adopt and third-party payors' willingness to provide or maintain reimbursement for the Company's recently launched, planned and existing products; initiatives launched by the Company's competitors; downward pricing pressures from customers; the Company's ability to secure regulatory approval for products in development; the Company's ability to remediate quality systems violations; fluctuations in hospitals' spending for capital equipment; the Company's ability to comply with and obtain approvals for products of human origin and comply with regulations regarding products containing materials derived from animal sources; difficulties in controlling expenses, including costs to procure and manufacture our products; the impact of changes in management or staff levels; the impact of goodwill and intangible asset impairment charges if future operating results of acquired businesses are significantly less than the results anticipated at the time of the acquisitions, the Company's ability to leverage its existing selling organizations and administrative infrastructure; the Company's ability to increase product sales and gross margins, and control non-product costs; the Company’s ability to achieve anticipated growth rates, margins and scale and execute its strategy generally; the amount and timing of divestiture, acquisition and integration-related costs; the geographic distribution of where the Company generates its taxable income; new U.S. and foreign government laws and regulations, and changes in existing laws, regulations and enforcement guidance, which affect areas of our operations including, but not limited to, those affecting the health care industry, including the EU Medical Devices Regulation; fluctuations in foreign currency exchange rates; the amount of our bank borrowings outstanding and other factors influencing liquidity; and the economic, competitive, governmental, technological, and other risk factors and uncertainties identified under the heading “Risk Factors” included in Item 1A of Integra's Annual Report on Form 10-K for the year ended December 31, 2020 and information contained in subsequent filings with the Securities and Exchange Commission.

These forward-looking statements are made only as of the date hereof, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events, or otherwise.

Discussion of Adjusted Financial Measures

In addition to our GAAP results, we provide certain non-GAAP measures, including organic revenues, adjusted earnings before interest, taxes, depreciation and amortization ("EBITDA"), adjusted net income, adjusted earnings per diluted share, free cash flow and adjusted free cash flow conversion. Organic revenues consist of total revenues excluding the effects of currency exchange rates, revenues from current-period acquisitions and product divestitures and discontinuances. Adjusted EBITDA consists of GAAP net income excluding: (i) depreciation and amortization; (ii) other income (expense); (iii) interest income and expense; (iv) income tax expense (benefit); and (v) those operating expenses also excluded from adjusted net income. The measure of adjusted net income consists of GAAP net income, excluding: (i) structural optimization charges; (ii) divestiture, acquisition and integration-related charges; (iii) discontinued product lines charges; (iv) EU Medical Device Regulation-related charges; (v) COVID-19 related charges; (vi) convertible debt non-cash interest; (vii) intangible asset amortization expense; and (viii) income tax impact from adjustments. The adjusted earnings per diluted share measure is calculated by dividing adjusted net income attributable to diluted shares by diluted weighted average shares outstanding. The measure of free cash flow consists of GAAP net cash provided by operating activities less purchases of property and equipment.

Reconciliations of GAAP revenues to organic revenues, GAAP adjusted net income to adjusted EBITDA and adjusted net income, and GAAP earnings per diluted share to adjusted earnings per diluted share all for the quarters and twelve months ended September 30, 2021 and 2020, and the free cash flow and adjusted free cash flow conversion for the quarters and twelve months ended September 30, 2021 and 2020, appear in the financial tables in this release.

The Company believes that the presentation of organic revenues and the other non-GAAP measures provide important supplemental information to management and investors regarding financial and business trends relating to the Company's financial condition and results of operations. For further information regarding why Integra believes that these non-GAAP financial measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to the Company's Current Report on Form 8-K regarding this earnings press release filed today with the Securities and Exchange Commission. This Current Report on Form 8-K is available on the SEC's website at www.sec.gov or on our website at www.integralife.com.

Investor Relations Contacts:
Michael Beaulieu
(609) 529-4812
michael.beaulieu@integralife.com

Media Contact:
Laurene Isip
(609) 208-8121
laurene.isip@integralife.com

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(In thousands, except per share amounts)

	Three Months Ended September 30,
	2021	2020
Total revenues, net	$386,861	$370,232

Costs and expenses:
Cost of goods sold	144,468	134,811
Research and development	25,831	19,460
Selling, general and administrative	156,010	150,076
Intangible asset amortization	4,113	8,343
Total costs and expenses	330,422	312,690

Operating income	56,439	57,542

Interest income	1,786	2,273
Interest expense	(12,192)	(20,796)
Gain (loss) from sale of business	(230)	—
Other income, net	4,985	2,492
Income before income taxes	50,788	41,511
Income tax expense	7,559	9,174
Net income	$43,229	$32,337

Net income per share:
Diluted net income per share	$0.51	$0.38

Weighted average common shares outstanding for diluted net income per share	85,447	84,752

The following table presents revenues disaggregated by the major sources for the three months ended September 30, 2021 and 2020 (amounts in thousands):

	Three Months Ended September 30,
	2021	2020	Change
Neurosurgery	199,210	189,674	5.0%
Instruments	57,287	49,649	15.4%
Total Codman Specialty Surgical	256,497	239,323	7.2%

Wound Reconstruction and Care	99,744	82,115	21.5%
Extremity Orthopedics	—	21,922	—
Private Label	30,620	26,872	13.9%
Total Tissue Technologies	130,364	130,909	(0.4)%
Total reported revenues	386,861	370,232	4.5%

Impact of changes in currency exchange rates	(1,011)	—
Less contribution of revenues from acquisitions	(16,842)	—
Less contribution of revenues from divested products	(249)	(22,137)
Less contribution of revenues from discontinued products	(2,139)	(4,344)
Total organic revenues(1)	$366,620	$343,751	6.7%

(1) Organic revenues have been adjusted to exclude foreign currency (current period), acquisitions and to account for divested and discontinued products.

Items included in GAAP net income and location where each item is recorded are as follows:
(In thousands)
Three Months Ended September 30, 2021

Item	Total Amount	COGS(a)	SG&A(b)	R&D(c)	Amort.(d)	OI&E(e)	Tax(f)
Acquisition, divestiture and integration-related charges(1)	2,637	1,954	2,166	(160)	—	(1,323)	—
Structural Optimization charges	6,696	2,970	2,235	1,492	—	—	—
EU Medical Device Regulation charges	7,077	907	1,985	4,185	—	—	—
Discontinued product lines charges	23	23	—	—	—	—	—
Intangible asset amortization expense	20,248	16,135	—	—	4,113	—	—
Estimated income tax impact from above adjustments and other items	(6,853)	—	—	—	—	—	(6,853)
Total adjustments	$29,828	$21,989	$6,386	$5,517	$4,113	$(1,323)	$(6,853)

Depreciation expense	9,873	—	—	—	—	—	—

a)COGS - Cost of goods sold
b)SG&A - Selling, general and administrative
c)R&D - Research & development
d)Amort. - Intangible asset amortization
e)OI&E - Other income & expense
f)Tax - Income tax expense (benefit)

(1) Acquisition, divestiture and integration-related charges are associated with the Codman Neurosurgery, Arkis Biosciences, Rebound Therapeutics and ACell acquisitions and the divestiture of Extremity Orthopedics and includes banking, legal, consulting, systems, and other income and expenses.

Three Months Ended September 30, 2020
(In thousands)

Item	Total Amount	COGS (a)	SG&A (b)	R&D (c)	Amort. (d)	OI&E (e)	Tax (f)
Structural optimization charges	4,543	491	3,875	177	—	—	—
Acquisition and integration-related charges(1)	7,148	3,871	2,596	682	—	—	—
COVID-19 related charges	(193)	2	(195)	—	—	—	—
EU Medical Device Regulation charges	2,399	1,529	871	—	—	—	—
Discontinued product line charges	999	999	—	—	—	—	—
Intangible asset amortization expense	20,180	11,837	—	—	8,343	—	—
Convertible debt non-cash interest	4,295	—	—	—	—	4,295	—
Expenses related to debt refinancing	3,428	—	—	—	—	3,428	—
Estimated income tax impact from above adjustments and other items	(7,433)	—	—	—	—	—	(7,433)
Total adjustments	$35,366	$18,729	$7,147	$859	$8,343	$7,723	$(7,433)

Depreciation expense	10,538

a)COGS - Cost of goods sold
b)SG&A - Selling, general and administrative
c)R&D - Research & Development
d)Amort. - Intangible asset amortization
e)OI&E - Other income & expense
f)Tax - Income tax expense (benefit)

(1) Acquisition and integration-related charges are associated with the Codman Neurosurgery, Arkis Biosciences and Rebound Therapeutics acquisitions and include banking, legal, consulting, systems, and other expenses.

RECONCILIATION OF NON-GAAP ADJUSTMENTS - GAAP NET INCOME TO ADJUSTED EBITDA
(UNAUDITED)
(In thousands)

	Three Months Ended September 30,
	2021	2020

GAAP net income	43,229	32,337
Non-GAAP adjustments:
Depreciation and intangible asset amortization expense	30,121	30,718
Other (income) expense, net	(3,432)	(2,492)
Interest expense, net	10,406	10,800
Income tax expense	7,559	9,174
Discontinued product lines charges	23	999
Structural optimization charges	6,696	4,543
EU Medical Device Regulation charges	7,077	2,399
Acquisition, divestiture and integration-related charges(1)	2,637	7,148
COVID-19 related charges	—	(193)
Convertible debt non-cash interest (2)	—	4,295
Expenses related to debt refinancing	—	3,428
Total of non-GAAP adjustments	61,087	70,819
Adjusted EBITDA	$104,315	$103,156

(1) Acquisition, divestiture and integration-related charges are associated with the Codman Neurosurgery, Arkis Biosciences, Rebound Therapeutics and ACell acquisitions and the divestiture of Extremity Orthopedics and includes banking, legal, consulting, systems, and other income and expenses.
(2) Upon adoption of ASU No. 2020-06, the Company will no longer incur non-cash interest expense for the amortization of debt discount.

RECONCILIATION OF NON-GAAP ADJUSTMENTS - GAAP NET INCOME TO MEASURES OF ADJUSTED NET INCOME AND ADJUSTED EARNINGS PER SHARE
(UNAUDITED)
(In thousands, except per share amounts)

	Three Months Ended September 30,
	2021	2020

GAAP net income	43,229	32,337
Non-GAAP adjustments:
Structural optimization charges	6,696	4,543
Acquisition, divestiture and integration-related charges(1)	2,637	7,148
COVID-19 related charges	—	(193)
EU Medical Device Regulation charges	7,077	2,399
Discontinued product lines charges	23	999
Intangible asset amortization expense	20,248	20,180
Expenses related to debt refinancing	—	3,428
Convertible debt non-cash interest (2)	—	4,295
Estimated income tax impact from adjustments and other items	(6,853)	(7,433)

Total of non-GAAP adjustments	29,828	35,366
Adjusted net income	$73,058	$67,703

Adjusted diluted net income per share	$0.86	$0.80
Weighted average common shares outstanding for diluted net income per share	85,447	84,752

(1) Acquisition, divestiture and integration-related charges are associated with the Codman Neurosurgery, Arkis Biosciences, Rebound Therapeutics and ACell acquisitions and the divestiture of Extremity Orthopedics and includes banking, legal, consulting, systems, and other income and expenses.
(2) Upon adoption of ASU No. 2020-06, the Company will no longer incur non-cash interest expense for the amortization of debt discount.

CONDENSED BALANCE SHEET DATA
(UNAUDITED)

(In thousands)

	September 30, 2021	December 31, 2020

Cash and cash equivalents	$470,231	$470,166
Trade accounts receivable, net	222,232	225,532
Inventories, net	327,167	310,117

Current and long-term borrowing under senior credit facility	868,736	967,137
Borrowings under securitization facility	111,700	112,500
Long-term convertible securities	563,697	474,834

Stockholders' equity	$1,631,687	$1,514,867

CONDENSED STATEMENT OF CASH FLOWS
(UNAUDITED)

(In thousands)

	Nine Months Ended September 30,
	2021	2020

Net cash provided by operating activities	$243,150	$123,570
Net cash used in investing activities	(133,958)	(32,152)
Net cash (used) provided by financing activities	(98,747)	100,403
Effect of exchange rate changes on cash and cash equivalents	(10,380)	5,547

Net increase (decrease) in cash and cash equivalents	$65	$197,368

RECONCILIATION OF NON-GAAP ADJUSTMENTS - GAAP OPERATING CASH FLOW TO
MEASURES OF FREE CASH FLOW AND ADJUSTED FREE CASH FLOW CONVERSION
(UNAUDITED)
(In thousands)

	Three Months Ended September 30,
	2021	2020
Net cash provided by operating activities	$82,778	$69,643

Purchases of property and equipment	(7,286)	(6,727)
Free cash flow	75,492	62,916

Adjusted net income(1)	$73,058	$67,703
Adjusted free cash flow conversion	103.3%	92.9%

	Twelve Months Ended September 30,
	2021	2020
Net cash provided by operating activities	$323,414	$212,757

Purchases of property and equipment	(29,023)	(52,656)
Adjusted free cash flow	294,391	160,101

Adjusted net income(1)	$270,780	$196,266
Adjusted free cash flow conversion	108.7%	81.6%

(1) Adjusted net income for quarters ended September 30, 2020 and 2021 are reconciled above. Adjusted net income for remaining quarters in the trailing twelve months calculation have been previously reconciled and are publicly available in the Quarterly Earnings Call Presentations on our website at investor.integralife.com under Events & Presentations.

The Company calculates adjusted free cash flow conversion by dividing its free cash flow by adjusted net income. The Company believes this measure is useful in evaluating the significance of the cash special charges in its adjusted earnings measures.